UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2011

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey		08873
(Address of registrant’s principal executive office)		(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On August 22, 2011, Catalent Pharma Solutions, Inc., a Delaware corporation (“Catalent”), announced that Catalent and Aptuit, LLC, a Delaware limited liability company (“Aptuit”), had entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of August 19, 2011. Pursuant to the terms and subject to the conditions of the Stock Purchase Agreement, Catalent will acquire Aptuit’s Clinical Trial Supplies business (the “CTS Business”) by purchasing all of the outstanding shares of capital stock of Aptuit Holdings, Inc. (“Holdings”), a wholly-owned subsidiary of Aptuit, for cash consideration of $410 million on a cash and debt free basis (the “Acquisition”). Upon closing, we expect to fund this acquisition via a combination of cash on hand, borrowings available to us under Catalent’s revolving credit facility and a term loan pursuant to the accordion feature under Catalent’s existing credit facility.

The purchase price is subject to possible upward or downward adjustment based on certain provisions in the Stock Purchase Agreement relating to working capital and indebtedness. In addition, the purchase price is subject to possible downward adjustment based on certain provisions in the Stock Purchase Agreement relating to earnings before interest, taxes, depreciation and amortization of the Business’ facilities.

The Acquisition is conditioned upon the consummation of a restructuring by Aptuit, whereby Aptuit will transfer non-CTS Business assets and liabilities from Holdings and its subsidiaries to Aptuit and its subsidiaries, such that after the restructuring Holdings and its subsidiaries will solely hold and operate the CTS Business. The completion of the Acquisition is also subject to customary conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, certain anti-competition filings in foreign jurisdictions, no injunctions or illegality, and no material adverse effect with respect to the CTS Business having occurred. The Acquisition is not subject to any financing condition and is expected to occur by the end of calendar year 2011.

Catalent will file a copy of the Stock Purchase Agreement as an exhibit to its Form 10-K for the year ended June 30, 2011. We encourage you to read the Stock Purchase Agreement for a more complete understanding of the transaction. The foregoing description of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

A copy of the press release announcing the execution of the Stock Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed as part of this Current Report on Form 8-K.

Exhibit	Description

99.1	Press Release, dated August 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/s/ Samrat S. Khichi
Name:	Samrat S. Khichi
Title:	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Dated: August 24, 2011

EXHIBIT LIST

Exhibit	Description

99.1	Press Release, dated August 22, 2011.

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